UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

(November 15, 2012)

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54306	777-116182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Boulevard, Suite 1820, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917-512-0848)

8541 North Country Road 11, Wellington, CO 80549
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2012, Rangeford Resources, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Great Northern Energy, Inc. (“GNE”) to acquire a substantial non-operating working interest in oil assets in East Texas in consideration for a purchase price that includes: (a) a cash payment of $3,900,000 in the form of (i) a deposit of $100,000; (ii) a promissory note in the amount of $1,100,000; and (iii) a promissory note in the amount of $2,700,000 and (b) 6,500,000 shares of its restricted common stock, which Agreement was reported on a Current Report on Form 8-K filed with the SEC on November 21, 2012 (File No. 000-54306).  The Company put forth a Letter of Addendum (the “Addendum”), dated January 25, 2013 to GNE, which modifies the terms of the Agreement as follows:

1.

The Company and GNE agreed that the Effective Date shall be deemed to have occurred on January 25, 2013, and further agreed to extend the Termination Date for the Closing of the transfer of the Assets from GNE to the Company to no later than March 31, 2013.

2.

The Company issued GNE a new promissory note in the amount of $1,113,260 in exchange for the promissory note in the amount of $1,100,000 issued to GNE on November 15, 2012. The new promissory note bears interest at eight percent (8%) per annum, is repayable commencing on February 15, 2013 and continuing in the increments and on the dates set forth below until paid in full and includes additional fees in the total amount of $145,958.30 on the following schedule:

February 15, 2013

$ 436,154.68

Principal, Interest and Additional Fees

June 15, 2013

$ 290,196.38

Principal and Interest

September 15, 2013

$ 290,196.38

Principal and Interest

December 15, 2013

$ 290,196.38

Principal and Interest

3.

The Company and GNE extended the date for the payment of $1,200,000 under the $2,700,000 promissory note from December 1, 2012, to January 25, 2013; as of the date of this Report, $700,000 has been paid and upon payment of the additional $500,000, the initial payment will be satisfied.

4.

The Company agreed to issue GNE an additional 900,000 shares of its restricted common stock, increasing the total amount of shares due under the Agreement to 7,400,000.

5.

The Company and GNE agreed to reduce the amount of minimum working capital to be maintained by the Company from $1,400,000 to $150,000.

The Board of Directors approved the Addendum and the transactions contemplated thereby via unanimous written consent on January 30, 2013, with an effective date of February 5, 2013.  The Addendum was executed on January 30, 2013 and the Company issued the shares required under the Addendum to GNE.  However, the Company has not yet made the payments required as of the date of this Report under the Addendum.  The parties continue to negotiate the terms of the transaction with GNE and therefore there can be no assurance that the acquisition contemplated by the Agreement will occur.

Further information (about the Company) can be found at the Company’s website, www.rangeford-resources.com , which is not incorporated in, and is not a part of, this Report.

This brief description of the Letter of Addendum to the Purchase and Sale Agreement and the new promissory note contained herein is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Letter of Addendum and form of the promissory note, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

We are also attaching forms of the original transaction documents entered into in November 2012 when we signed the Agreement with GNE.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Letter of Addendum dated as of January 25, 2013.
10.2	Form of new Promissory Note in the face amount of $1,113,260
10.3	Form of original Promissory Note in the face amount of $2,700,000
10.4	Form of original Promissory Note in the face amount of $1,100,000
10.5	Form of Registration Rights Agreement
10.6	Form of Investor Rights Agreement
10.7	Form of Security Agreement
10.8	Form of Purchase and Sale Agreement (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 21, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2013	Rangeford Resources, Inc.

	By:	/s/ Steven R. Henson
Steven R. Henson

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